EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2008, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Frozen Food Express Industries, Inc. on Form 10-K for the year ended December 31, 2007.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Frozen Food Express Industries, Inc. on Forms S-8 (File No. 033-48494, effective June 9, 1992; 033-59465, effective June 7, 1995; 033-59461, effective June 7, 1995; 333-21831, effective February 14, 1997; 333-38133, effective October 17, 1997; 333-52701, effective May 14, 1998; 333-87915, effective September 28, 1999; 333-87913, effective September 28, 1999; 333-56204, effective February 26, 2001; 333-56248, effective February 27, 2001; 333-106696, effective July 1, 2003; 333-120568, effective November 17, 2004; 333-128125, effective September 6, 2005; and 333-144232, effective June 29, 2007).

/s/ Grant Thornton LLP
Dallas, Texas
March 14, 2008

66 of 71